Exhibit 99.1

NEWS

One Horizon Group Assessing Request for New Directors

LONDON – May 22, 2018 – One Horizon Group, Inc. (NASDAQ: OHGI) (“One Horizon” or the “Company”) announced that it has received a request from Zhanming Wu that One Horizon appoint four individuals designated by Mr. Wu to its Board of Directors.

“The Board of Directors is taking Mr. Wu’s request under advisement and will speak with Mr. Wu about our future plans,” said Mark White, One Horizon’s Founder and CEO.

About One Horizon Group, Inc.

One Horizon Group, Inc. (NASDAQ: OHGI) is a media and digital technology acquisition company, which owns Love Media House, a full-service music production, artist representation and digital media business, an Asia-based secure messaging business and a majority interest in 123Wish, a subscription-based, experience marketplace. For more information, please visit http://www.onehorizoninc.com.

Safe Harbor Statement

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding potential future results and acquisitions, future revenues and operating profits and trends in the marketplace are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory issues, changes in consumer tastes and the acceptance of the influencers and personalities which contract with the Company, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Darrow Associates Contacts for OHGI

Bernie Kilkelly

(516) 236-7007

bkilkelly@darrowir.com

Jordan Darrow

(512) 551-9296

jdarrow@darrowir.com